UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2005

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	0-10723	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (203) 853-0700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (12 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.12d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2005, the Executive Compensation Committee of the Board of Directors of Bolt Technology Corporation approved discretionary bonus awards to the President and Chief Executive Officer and each of the other named executive officers (as defined in Item 402 of Regulation S-K) in respect of the fiscal year ended June 30, 2005. Mr. Soto, President and Chief Executive Officer, was awarded a discretionary bonus of $180,000, Mr. Espeso, Senior Vice President—Finance and Chief Financial Officer, was awarded a discretionary bonus of $44,000, and Mr. Mayerick, Senior Vice President—Marketing and Secretary, was awarded a discretionary bonus of $52,000. These discretionary bonus awards were recorded in the Fiscal Year 2005 Financial Statements and will be paid in Fiscal Year 2006.

Section 2—Financial Information

Item 2.02. Results of Operations and Financial Condition.

On August 23, 2005, Bolt Technology Corporation (the “Company”) issued a press release announcing the Company’s results of operations for the fourth quarter and the fiscal year ended June 30, 2005. A copy of this press release is furnished with this report as Exhibit 99.1 and shall be deemed provided under this Item 2.02 of Form 8-K.

The information in this report, including the exhibit attached hereto, is being furnished solely pursuant to Item 2.02 of this Form 8-K. Consequently, it shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished pursuant to Item 2.02.

Exhibit No.	Description
99.1	Press release issued August 23, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
Chairman and President

Dated: August 25, 2005

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Exhibit Index

Exhibit No.	Description
99.1	Press release issued August 23, 2005.

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